                                                                   EXHIBIT 23(b)





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dynamex Inc. on Form S-8 pertaining to the Dynamex Inc. 1996 Stock Option Plan of our report dated April 19, 1996 on the combined statements of operations and cash flows of Mayne Nickless Courier (a wholly owned business of Mayne Nickless Transport, North America until December 28, 1995) for the six months ended December 28, 1995 and each of the three fiscal years in the period ended July 2, 1995 (which report expresses an unqualified opinion on such financial statements and includes an explanatory paragraph referring to Mayne Nickless Courier's basis of presentation) and our report dated March 22, 1996 on the combined financial statements of Seidel Delivery (which include accounts of Seidel Enterprises, Inc. and NOW Courier, Inc.) for the years ended December 31, 1994 and 1995, appearing in the Registration Statement on Form S-1 dated November 12, 1996 of Dynamex Inc.



/s/ Deloitte & Touche, LLP


January 10, 1997